SWIFT ENERGY COMPANY,

as Issuer

SWIFT ENERGY OPERATING, LLC,

as Subsidiary Guarantor

and

WELLS FARGO BANK,

NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 30, 2011

To Indenture Dated as of May 19, 2009

Providing for Issuance of

7⅞% Senior Notes due 2022

TABLE OF CONTENTS

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 30, 2011 (this “Second Supplemental Indenture”), to the Indenture dated as of May 19, 2009 (the “Original Indenture”) is among SWIFT ENERGY COMPANY, a Texas corporation, as issuer (the “Company”), SWIFT ENERGY OPERATING, LLC, a Texas limited liability company (“Opco”), as Subsidiary Guarantor, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of its securities to be issued in one or more registered series;

WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into indentures supplemental to the Original Indenture to, among other things, (a) add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under Section 9.01 shall (i) neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such previously issued Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security Outstanding, (b) add Guarantees with respect to the Debt Securities and (c) establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03;

WHEREAS, the Company desires to provide for the issuance of a new series of Debt Securities to be designated as the “7⅞% Senior Notes due 2022” (the “7⅞% Notes”), to be guaranteed by Opco, and to set forth the terms that will be applicable thereto;

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 7⅞% Notes under the Original Indenture and this Second Supplemental Indenture (the Original Indenture, as amended and supplemented by this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken; and

WHEREAS, all acts and things necessary to make the 7⅞% Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms binding on the Company and Opco, have been done and performed, and the execution of this Second Supplemental Indenture and the creation and issuance under the Indenture of the 7⅞% Notes have in all respects been duly authorized, and the Company in the exercise of the legal right and power vested in it, executes this Second Supplemental Indenture and proposes to create, execute, issue and deliver the 7⅞% Notes.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of the 7⅞% Notes and in consideration of the acceptance of the

7⅞% Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Creation of 7⅞% Notes.  Pursuant to Sections 2.01 and 2.03 of the Original Indenture, there is hereby created a new series of Debt Securities designated as the “7⅞% Senior Notes due 2022”, limited in aggregate principal amount to $250,000,000 (which are hereinafter defined as the “7⅞% Notes” for purposes of this Second Supplemental Indenture).  The Trustee shall authenticate 7⅞% Notes for original issue in the aggregate principal amount of $250,000,000 (the “Original 7⅞% Notes”).  The Original 7⅞% Notes shall be substantially in the form specified in Exhibit A to this Second Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this Second Supplemental Indenture and specified herein. As provided in such form, the rate of interest on the Original 7⅞% Notes is subject to increase in certain circumstances as provided in the Registration Rights Agreement referred to therein. Each reference to “interest” appearing herein is deemed to include any additional interest that may accrue on the Original 7⅞% Notes as liquidated damages pursuant to the Registration Rights Agreement.

The Place of Payment with respect to the 7⅞% Notes shall be the corporate trust office of the Trustee in New York, New York, which on the Issue Date is located at 45 Broadway, 14th Floor, New York, New York 10006, the intention of the Company being that the 7⅞% Notes shall at all times be payable in New York, New York.

With respect to any 7⅞% Notes issued after the Issue Date (except for 7⅞% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 7⅞% Notes pursuant to Section 2.07, 2.08, 2.09, 2.15, 3.03 or 9.04 of the Original Indenture) (the “Additional 7⅞% Notes”), there shall be established in or pursuant to a resolution of the Board of Directors of the Company:

(a)           that such Additional 7⅞% Notes shall be issued as part of the same or a different series as the Original 7⅞% Notes;

(b)           the aggregate principal amount of such Additional 7⅞% Notes which may be authenticated and delivered under the Indenture, which, subject to compliance with Article IV of the Original Indenture, may be in an unlimited aggregate principal amount or which may be in a limited principal amount (except for Additional 7⅞% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 7⅞% Notes pursuant to Section 2.07, 2.08, 2.09, 2.15, 3.03 or 9.04 of the Original Indenture);

(c)           the issue price and issuance date of such Additional 7⅞% Notes, including the date from which interest on such Additional 7⅞% Notes shall accrue;

(d)           if applicable, that such Additional 7⅞% Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.15 or Exhibit A and any circumstances in addition to or in lieu of those set forth in the Indenture in which any such Global Security may be exchanged in whole or in part for 7⅞% Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof; and

(e)           if not offered pursuant to an exemption from registration, that such Additional 7⅞% Notes shall be registered under the Securities Act and shall not be required to bear the Private Placement Legend.

Except as set forth above, such Additional 7⅞% Notes shall have the terms set forth in Exhibit A to this Second Supplemental Indenture and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this Second Supplemental Indenture and as specified herein.

SECTION 2.                                Definitions

(a)           Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

(b)           Section 1.01 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 7⅞% Notes sold in reliance on Rule 144A.

“Additional Assets” means:

(a)           any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto;

(b)           Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 4.19;

(c)           the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

(d)           Permitted Business Investments.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)           the sum of:

(1)           discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(A)           estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)           estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(C)           estimated proved oil and gas reserves produced or disposed of since such year end, and

(D)           estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (a)(1) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,

(2)           the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements,

(3)           the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(4)           the greater of the net book value or the appraised value as estimated by independent appraisers of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements.  For these purposes, net book value shall be determined as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and on a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(b)           minus the sum of:

(1)           minority interests,

(2)           any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements,

(3)           to the extent included in (a)(1) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

(4)           the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(a)           (1)           the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

(2)           if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus

(b)           0.50%.

The Company will (a) calculate the Adjusted Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Affiliate” of any specified Person means any other Person:

 (a)           that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; or

(b)           that beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(a)           1.0% of the principal amount of such Note and

(b)           the excess of (1) the present value at such redemption date of (A) the redemption price of such Note on March 1, 2017 (such redemption price being described in the first paragraph and accompanying table of Section 3.06, exclusive of any accrued interest) plus (B) all required remaining scheduled interest payments due on such Note through March 1, 2017, computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such Note on such redemption date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, “dispositions,” and including dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of:

(a)           shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries); or

(b)           any other Property of such Person or any of its Restricted Subsidiaries;

provided, however, that the term “Asset Sale” shall not include:

(1)           the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business;

(2)           the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

(3)           the disposition of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary;

(4)           any disposition that constitutes a Restricted Payment made in compliance with Section 4.12;

(5)           when used with respect to the Company, any disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole permitted pursuant to Article X;

(6)           the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Subsidiary;

(7)           the disposition of any Property with a Fair Market Value of less than $5.0 million; or

(8)           any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

“Average Life” means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing:

(a)           the sum of the products of:

(1)           the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness, multiplied by

(2)           the amount of each such principal payment,

(b)           by the sum of all such principal payments.

“Bank Credit Facilities” means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory financing to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory) or trade or standby letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

“Capital Lease Obligation” means any obligation that is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Change of Control” means the occurrence of any of the following, if followed by a Rating Decline within 90 days thereof:

(a)           any “person” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 40 percent or more of the total voting power of all classes of the Voting Stock of the Company;

(b)           the sale, lease, transfer or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to any Wholly Owned Subsidiary) shall have occurred;

(c)           the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

(d)           the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving Person and the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving Person immediately after such transaction in substantially the same proportion as before the transaction; or

(e)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved by such vote) cease for any reason to constitute a majority of the Company’s Board of Directors then in office.

“Clearstream” means Clearstream Banking, S.A.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to March 1, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 1, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (a)(2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Interest Coverage Ratio” means, as of the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Interest Coverage Ratio, the ratio of:

(a)           the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available; to

(b)           the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs.

In addition, if at any time since the beginning of the four full fiscal quarter period preceding the Transaction Date through and including the Transaction Date:

(a)           the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the Property that is the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or

(b)           (1)           the Company or any of its Restricted Subsidiaries shall have acquired or made any Investment in any material assets, or

(2)           the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Investment or acquisition.

EBITDA shall be calculated on a pro forma basis as if such Investments or asset acquisitions had occurred on the first day of such four fiscal quarter period.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication:

(a)           the sum of:

(1)           the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness, including:

(A)           any amortization of debt discount,

(B)           net costs associated with Interest Rate Protection Agreements (including any amortization of discounts),

(C)           the interest portion of any deferred payment obligation,

(D)           all accrued interest, and

(E)           all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to Bank Credit Facilities and other Indebtedness paid , accrued or scheduled to be paid or accrued during such period,

(2)           Disqualified Stock Dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock Dividends of such Person’s Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries,

(3)           the portion of any obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP,

(4)           the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation), and

(5)           to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness;

less

(b)           to the extent included in (a) above, amortization or write-off of deferred financing costs (other than debt discounts) of such Person and its Restricted Subsidiaries during such period;

in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

“Consolidated Net Income” of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication:

(a)           items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto);

(b)           any gain or loss net of taxes (less all fees and expenses relating thereto) realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (b) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured);

(c)           the net income of any Restricted Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period;

(d)           the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period;

(e)           any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

(f)           any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 (now codified as FASB ASC Topic Nos. 740-10 and 740-30) that result from changes in enacted tax laws or rates;

(g)           the cumulative effect of a change in accounting principles;

(h)           any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and

(i)           any non-cash compensation expense realized upon issuance of stock under an employee stock purchase plan or for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries.

In addition, notwithstanding the preceding, there shall be excluded from Consolidated Net Income, for purposes of Section 4.12, any nonrecurring charges relating to any premium or penalty paid or write off of deferred finance costs or original issue discount in connection with redeeming or otherwise retiring any Indebtedness prior to its Stated Maturity.

“Corporate trust office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in relation to this Indenture shall be principally administered, which office at the date of the execution of the Second Supplemental Indenture is located at 750 N. St. Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas  75201, Attention:  Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated 7⅞% Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 of this Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)           is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part; or

(c)           is convertible or exchangeable at the option of the holder thereof for debt or any other Disqualified Stock;

in each case on or prior to the first anniversary of the Stated Maturity of the 7⅞% Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” means with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)           plus the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication:

(1)           income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income),

(2)           Consolidated Interest Expense,

(3)           depreciation and depletion expense,

(4)           amortization expense,

(5)           exploration expense (if applicable to the Company after the Issue Date), and

(6)           any other noncash charges including unrealized foreign exchange losses (excluding, however, any such other noncash charge that requires an accrual of or reserve for cash charges for any future period);

(b)           less the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication:

(1)           income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income), and

(2)           unrealized foreign exchange gains.

“Equity Offering” means a bona fide underwritten sale to the public of common stock of the Company pursuant to an effective registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is filed with the SEC following the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of Euroclear system.

“Exchange Notes” means the 7⅞% Notes issued in an Exchange Offer pursuant to Section 2.07(c)(6) of this Indenture.

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchanged Properties” means Properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such Properties.

“Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

“Exempt Foreign Subsidiary” means any Restricted Subsidiary that is a foreign corporation if more than 50% of the

(a)           total combined voting power of all Voting Stock of the Restricted Subsidiary, or

(b)           the total value of all Capital Stock of the Restricted Subsidiary is owned or is considered as owned by United States shareholders on any day during the taxable year of the foreign corporation, and, that, in any case, is so designated by the Company in an Officers’ Certificate delivered to the Trustee, and which Restricted Subsidiary is not a guarantor of, and has no Lien (other than a Lien with respect to less than two-thirds of the Capital Stock of an Exempt Foreign Subsidiary) to secure the Bank Credit Facilities or any other Indebtedness of the Company or any Restricted Subsidiary other than an Exempt Foreign Subsidiary.  A United States shareholder, as used in this definition, means any Person who owns or is considered as owning 10% or more of the total combined voting power of all Voting Stock of the foreign corporation.  For purposes of this definition, ownership of a Restricted Subsidiary, Voting Stock or Capital Stock is determined in accordance with Section 958 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.  The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

“Fair Market Value” means, with respect to any Property to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or Property transferred or received by any Person, the fair market value of such consideration or other Property as determined by:

(a)           any officer of the Company if such fair market value is greater than $2.0 million but less than $10.0 million; and

(b)           the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $10.0 million.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, unless stated otherwise.

“Global Note Legend” means the legend set forth in Section 2.07(c)(7)(B) of this Indenture, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bear the Global Note Legend and that have the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 1 of the Second Supplemental Indenture and Section 2.07 of this Indenture.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (a “primary obligor”) in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor, and any obligation of such Person:

(a)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or any security for the payment of such Indebtedness;

(b)           to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(c)           to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that a Guarantee by any Person shall not include:

(a)           endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; or

(b)           a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.

“Holder” means the Person in whose name an 7⅞% Note is registered on the Debt Security Register.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 7⅞% Notes transferred to Institutional Accredited Investors in compliance with the Securities Act.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable (including by reason of a merger or consolidation) in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that solely for purposes of determining compliance with Section 4.11 amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness shall at all times be the aggregate principal amount at Stated Maturity.  For purposes of this definition, Indebtedness of the Company or a Restricted

Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

(a)           any obligation of such Person for borrowed money;

(b)           any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or business;

(c)           any reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(d)           any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable);

(e)           any Capital Lease Obligation of such Person;

(f)           the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;

(g)           any Preferred Stock of any Restricted Subsidiary, provided that such Restricted Subsidiary is not a Subsidiary Guarantor;

(h)           any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments;

(i)           any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party;

(j)           any obligation of the type referred to in clauses (a) through (i) of this definition of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; and

(k)           all obligations of the type referred to in clauses (a) through (i) of this definition of another Person secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured;

provided, however, that Indebtedness shall not include Production Payments and Reserve Sales.  For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

“Investment” means, with respect to any Person:

(a)           any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock of, or as a capital contribution to, any other Person; or

(b)           any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business);

provided, however, that Investments shall not include:

(1)           in the case of clause (a) as used in the definition of “Restricted Payments” only, any such amount paid through the issuance of Capital Stock of the Company (other than Disqualified Stock); and

(2)           in the case of clause (a) or (b), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Original 7⅞% Notes first were issued under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).  For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

“Liquid Securities” means securities:

(a)           of an issuer that is not an Affiliate of the Company;

(b)           that are publicly traded on the New York Stock Exchange, the NYSE Amex Equities (formerly known as the American Stock Exchange) or the Nasdaq National Market; and

(c)           as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held;

provided that securities meeting the requirements of clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of:

(1)           the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments, and

(2)           240 days following the date of receipt of such securities.  If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 240 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or the Restricted Subsidiary received the securities was in compliance with Section 4.14 such securities shall be deemed not to have been Liquid Securities at any time.

“Material Change” means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(a)           any acquisitions during the quarter of oil and gas reserves with respect to which the Company’s estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and

(b)           any dispositions of Properties during such quarter that were disposed of in compliance with Section 4.14.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Sale means cash proceeds received therefrom, including:

(a)           any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received; and

(b)           the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding:

(1)           any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale, and

(2)           except to the extent converted within 240 days after such Asset Sale to cash, Liquid Securities or Permitted Short-Term Investments, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (a) and (b), in each case net of:

(a)           all legal, title and recording expenses, commissions and other fees and expenses Incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

(b)           all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder;

(c)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(d)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

“Net Working Capital” means:

(a)           all current assets of the Company and its Restricted Subsidiaries; less

(b)           all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness,

in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which:

(a)           the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary:

(1)           is directly or indirectly liable for such Indebtedness, or

(2)           provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(b)           no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Non-U.S. Person” means a Person who is not a U.S. person within the meaning of Rule 902 of Regulation S.

“Offering Memorandum” means the final offering memorandum of the Company dated November 15, 2011 relating to the private offering and sale of the Original 7⅞% Notes.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

“Oil and Gas Hedging Contract” means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

“Oil and Gas Liens” means:

(a)           Liens on any specific Property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such Property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

(b)           Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such Property;

(c)           Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(d)           Liens arising in connection with Production Payments and Reserve Sales; and

(e)           Liens on pipelines or pipeline facilities that arise by operation of law.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

(a)           ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems; and

(b)           Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

“Permitted Hedging Agreements” means:

(a)           Exchange Rate Contracts and Oil and Gas Hedging Contracts; and

(b)           Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

“Permitted Indebtedness” means any and all of the following:

(a)           Indebtedness arising under this Indenture with respect to the Original 7⅞% Notes, the Exchange Notes and any Subsidiary Guaranties relating thereto;

(b)           Indebtedness under Bank Credit Facilities, provided that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, at any one time outstanding does not exceed the greater of:

(1)           $300.0 million and

(2)           an amount equal to the sum of:

(A)           $150.0 million, and

(B)           25% of Adjusted Consolidated Net Tangible Assets determined as of the date of Incurrence of such Indebtedness,

and, in the case of either (1) or (2), plus all interest and fees and other obligations thereunder and any Guarantee of such Indebtedness;

(c)           Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of

Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(d)           Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

(e)           Indebtedness under Permitted Hedging Agreements;

(f)           in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(g)           Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (a) through (f) above;

(h)           Non-recourse Purchase Money Indebtedness;

(i)           Indebtedness not otherwise permitted to be Incurred pursuant to this definition (excluding any Indebtedness Incurred pursuant to clause (a) of Section 4.11), provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i), together with all Indebtedness Incurred pursuant to clause (j) of this definition in respect of Indebtedness previously Incurred pursuant to this clause (i), at any one time outstanding does not exceed the greater of (1) $50.0 million and (2) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of Incurrence of such Indebtedness;

(j)           Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance:

(1)           Indebtedness referred to in clauses (a), (g), (h), (i) and (l) of this definition (including Indebtedness previously Incurred pursuant to this clause (j)), and

(2)           Indebtedness Incurred pursuant to clause (a) of Section 4.11,

provided that, in the case of each of the foregoing clauses (1) and (2), such Indebtedness is Permitted Refinancing Indebtedness;

(k)           Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property; and

(l)           Acquired Debt Incurred in connection with a transaction meeting either one of the financial tests set forth in clause (d) of Section 10.01.

“Permitted Investments” means any and all of the following:

(a)           Permitted Short-Term Investments;

(b)           Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(c)           Investments by any Restricted Subsidiary in the Company;

(d)           Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary;

(e)           Investments by the Company or any Restricted Subsidiary:

(1)           in any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or

(2)           if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

(f)           Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with Section 4.14;

(g)           Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary;

(h)           relocation allowances for, and advances and loans in compliance with the Sarbanes-Oxley Act of 2002 to, officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business, provided such items do not exceed in the aggregate $2.0 million at any one time outstanding;

(i)           Investments intended to promote the Company’s strategic objectives in the Oil and Gas Business in an amount not to exceed 6.0% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding, which Investments shall be deemed to be no longer outstanding only to the extent of dividends, repayments of loans or advances or other transfers of Property or returns of capital received by the Company or any Restricted Subsidiary from such Persons, provided that, for purposes of Section 4.12 the receiving of such amounts by the Company or its Restricted Subsidiaries does not increase the amount of Restricted Payments that the Company and its Restricted Subsidiaries may make pursuant to Section 4.12(c)(5)(A);

(j)           Investments made pursuant to Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; and

(k)           Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (j) above), provided that Investments made pursuant to this clause (k) shall be included in the calculation of Restricted Payments.

“Permitted Liens” means any and all of the following:

(a)           Liens on any Property of the Company and any Subsidiary Guarantor securing Indebtedness and other obligations under Bank Credit Facilities that are permitted to be Incurred by clause (b) of the definition of Permitted Indebtedness;

(b)           Liens existing as of the Issue Date;

(c)           Liens securing the 7⅞% Notes, any Subsidiary Guaranties and other obligations arising under this Indenture;

(d)           any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries;

(e)           any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Lien is not extended to other Property of the Company or the Restricted Subsidiaries;

(f)           any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property, including:

(1)           easements, rights of way and similar encumbrances,

(2)           rights or title of lessors under leases (other than Capital Lease Obligations),

(3)           rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks,

(4)           Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens,

(5)           Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and

(6)           Oil and Gas Liens,

in each case that are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable);

(g)           Liens for taxes, assessments and governmental charges not yet due or the validity of which is being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(h)           Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $20.0 million;

(i)           Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries;

(j)           Liens securing Capital Lease Obligations, provided that such Capital Lease Obligations are permitted under Section 4.11 and the Liens attach only to the Property acquired with the proceeds of such Capital Lease Obligations;

(k)           Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations), provided that:

(1)           such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness, and

(2)           such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(l)           Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted under Section 4.12;

(m)           Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

(n)           Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (b), (c), (d), (i) and (j) above; provided, however, that:

(1)           such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien, and

(2)           the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(A)           the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange, and

(B)           an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(o)           Liens in favor of the Company or a Restricted Subsidiary; and

(p)           Liens not otherwise permitted by clauses (a) through (o) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of the greater of (1) $10.0 million and (2) 0.5% of Adjusted Consolidated Net Tangible Assets as of the date of Incurrence of any such Lien.

Notwithstanding anything in this definition to the contrary, the term “Permitted Liens” does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than:

(a)           any such Liens existing as of the Issue Date;

(b)           Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, provided that any such Lien created in connection therewith is created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property;

(c)           Production Payments and Reserve Sales, other than those described in clauses (a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.14; and

(d)           incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary;

provided, however, that, in the case of the immediately foregoing clauses (a), (b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Product Payments and Reserve Sales.

“Permitted Refinancing Indebtedness” means Indebtedness (“New Indebtedness”) Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness (“Old Indebtedness”); provided, however, that:

(a)           such New Indebtedness is in an aggregate principal amount not in excess of the sum of:

(1)           the aggregate principal amount then outstanding of the Old Indebtedness (or, if such Old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and

(2)           an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing;

(b)           such New Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Old Indebtedness;

(c)           such New Indebtedness has an Average Life at the time such New Indebtedness is Incurred that is equal to or greater than the Average Life of the Old Indebtedness at such time;

(d)           such New Indebtedness is subordinated in right of payment to the 7⅞% Notes (or, if applicable, the Subsidiary Guaranties) to at least the same extent, if any, as the Old Indebtedness; and

(e)           if such Old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such New Indebtedness satisfies clauses (a) and (b) of the definition of “Non-recourse Purchase Money Indebtedness.”

“Permitted Short-Term Investments” means:

(a)           Investments in U.S.  Government Obligations maturing within one year of the date of acquisition thereof;

(b)           Investments in demand accounts, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated “A” (or higher) according to Moody’s;

(c)           Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that:

    (1)           all such deposits have been made in such accounts in the ordinary course of business, and

    (2)           such deposits do not at any one time exceed $15.0 million in the aggregate;

(d)           repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b);

(e)           Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a short-term rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P or a long-term rating at the time as of which any Investment is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(f)           Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (a), (b), (d) and (e) hereof; and

(g)           Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Private Placement Legend” means the legend set forth in Section 2.07(c)(7)(A) of this Indenture to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Rating Category” means:

(a)            with respect to S&P, any of the following categories:  AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(b)            with respect to Moody’s, any of the following categories:  Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the 7⅞% Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).  In determining whether the rating of the 7⅞% Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

“Reference Date” means April 1, 2004.

“Reference Treasury Dealer” means J.P.Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company, each of which is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third Business Day immediately preceding such redemption date.

“Registration Rights Agreement” means (i) with respect to the Original 7⅞% Notes, that certain registration rights agreement dated as of the Issue Date by and among the Company, Opco and the initial purchasers set forth therein, and (ii) with respect to each issuance of Additional 7⅞% Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional 7⅞% Notes under the related purchase agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 7⅞% Notes sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Payment” means:

(a)           a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company’s shareholders (other than dividends, distributions or payments made solely in Capital Stock (other than Disqualified Stock of the Company) of the Company or in options, warrants or other rights to purchase or acquire Capital Stock (other than Disqualified Stock)), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) on the Capital Stock of any Restricted Subsidiary;

(b)           a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock, or any options, warrants or other rights to acquire Capital Stock, of the Company or of a Restricted Subsidiary;

(c)           a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness of the Company or a Guarantor, provided that this clause (c) shall not include any such payment with respect to:

             (1)           any such Subordinated Indebtedness to the extent of Excess Proceeds (as defined in Section 4.14) remaining after compliance with Section 4.14 and to the extent required by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, or

            (2)           the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition; or

(d)           an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant Section 4.19.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“7⅞% Notes” means the 7⅞% Senior Notes due 2022 of the Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Second Supplemental Indenture” means the Second Supplemental Indenture dated as of November 30, 2011 by and among the Company, Opco, and the Trustee.

“Senior Indebtedness” when used with respect to the Company means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate in right of payment to the 7⅞% Notes; provided, however, that Senior Indebtedness of the Company shall not include:

(a)           Indebtedness of the Company to a Subsidiary of the Company;

(b)           Indebtedness Incurred in violation of this Indenture;

(c)           amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company;

(d)           any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company;

(e)           Subordinated Indebtedness of the Company;

(f)           obligations with respect to any Capital Stock of the Company; and

(g)           in-kind obligations relating to net oil and gas balancing positions.

“Senior Indebtedness” of any Subsidiary Guarantor has a correlative meaning.

“Senior Indebtedness Offer” means an offer by us or a Subsidiary Guarantor to purchase all or a portion of Senior Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Senior Indebtedness was issued.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means Indebtedness of the Company (or a Subsidiary Guarantor) that is subordinated or junior in right of payment to the 7⅞% Notes (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” of a Person means:

(a)           another Person that is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by:

(1)           the first Person,

(2)           the first Person and one or more of its Subsidiaries, or

(3)           one or more of the first Person’s Subsidiaries; or

(b)           another Person that is not a corporation (x) at least 50% of the Capital Stock of which, and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (1), (2) or (3) above.

“Subsidiary Guarantors” means, unless released from their Subsidiary Guaranties as permitted by this Indenture, (i) Swift Energy Operating, LLC, (ii) any Restricted Subsidiary that becomes a guarantor of the 7⅞% Notes in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture, and (iii) their respective successors.

“Subsidiary Guarantee” means an unconditional senior Guarantee of the 7⅞% Notes given by any Restricted Subsidiary pursuant to the terms of this Indenture.

“Trade Accounts Payable” means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)           each Subsidiary of the Company that the Company has designated pursuant to Section 4.19 as an Unrestricted Subsidiary; and

(b)           any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(a)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment or principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

SECTION 3.                                Amendments to Articles II and III of the Original Indenture

(a)           The fourth paragraph of Section 2.07(b) of the Original Indenture is hereby amended to read as follows:

“The Company shall not be required (a) to issue, register the transfer of or exchange any Debt Securities for a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the closing of business on the day of that selection or (b) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.”

(b)           Section 2.07 of the Original Indenture is hereby further amended to add the following paragraphs at the end of such Section:

“(c)           Notwithstanding the foregoing paragraphs of this Section 2.07, the terms and provisions set forth in the following clauses (1) through (9) shall also apply to the 7⅞% Notes.  To the extent that any of the terms and provisions of the following clauses (1) through (9) conflict with the express provisions of the foregoing paragraphs of this Section 2.07 or Section 2.15, the terms and provisions of such clauses (l) through (9) shall govern and be controlling.

(1)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(A)           the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(B)           the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or

(C)           a Default or Event of Default has occurred and is continuing and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08, 2.09 and 2.15 of this Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08, 2.09 or 2.15 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(c)(1), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(c)(2), (3) or (6) hereof.

(2)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the

Security Registrar to effect the transfers described in this Section 2.07(c)(2)(A).

(B)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(c)(2)(A) above, the transferor of such beneficial interest must deliver to the Security Registrar either:

(i)             both:

(I)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(II)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)             both:

(I)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(II)           instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(c)(6) hereof, the requirements of this Section 2.07(c)(2)(B) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(c)(8) hereof.

(C)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(c)(2)(B) above and the Security Registrar receives the following:

(i)             if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)             if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(iii)             if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(D)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(c)(2)(B) above and:

(i)             such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (I) a Participating Broker-Dealer, (II) a Person participating in the distribution of the Exchange Notes or (III) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)             such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii)             such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv)             the Security Registrar receives the following:

(I)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(II)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.05 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(3)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(A)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Security Registrar of the following documentation:

(i)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(ii)             if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)             if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(iv)             if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v)             if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi)             if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)             if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(c)(8) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to Section 2.07(c)(3)(A) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(B)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(i)             such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (I) a Participating Broker-Dealer, (II) a Person participating in the distribution of the Exchange Notes or (III) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)             such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii)             such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv)             the Security Registrar receives the following:

(I)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(II)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(C)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(c)(2)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(c)(8) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3)(C) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3)(C) will not bear the Private Placement Legend.

(4)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(A)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(i)             if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(ii)             if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(iii)             if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(iv)             if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(v)             if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi)             if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)             if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(B)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(i)             such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (I) a Participating Broker-Dealer, (II) a Person participating in the distribution of the Exchange Notes or (III) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)             such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii)             such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv)             the Security Registrar receives the following:

(I)           if the Holder of such Definitive Note proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(II)           if the Holder of such Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(c)(4)(B), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(C)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.05 of this Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(5)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(c)(5), the Security Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Security Registrar the Definitive Note duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(c)(5).

(A)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following:

(i)             if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(ii)             if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(iii)             if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(B)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(i)             such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable

Letter of Transmittal that it is not (I) a Participating Broker-Dealer, (II) a Person participating in the distribution of the Exchange Notes or (III) a Person who is an affiliate (as defined in Rule 144) of the Company;

(ii)             such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii)             such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv)             the Security Registrar receives the following:

(I)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(II)           if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(C)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(6)           Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.05 of this Indenture, the Trustee will authenticate:

(A)           one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not Participating Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144) of the Company; and

(B)           Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of any Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not Participating Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(7)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(A)           Private Placement Legend.

(i)             Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

‘THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE

“RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH SHORTER PERIOD THEN REQUIRED UNDER RULE 144 OR ITS SUCCESSOR RULE); OR IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “UNITED STATES PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.’

(ii)             Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (2)(D), (3)(B), (3)(C), (4)(B), (4)(C), (5)(B), (5)(C) or (6) of this Section 2.07(c) (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(B)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

‘THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07(c) OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(c)(1) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.’

(8)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(9)           General Provisions Relating to Transfers and Exchanges.

(A)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.05 of this Indenture or at the Registrar’s request.

(B)           All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 2.07(c) to effect a registration of transfer or exchange may be submitted by facsimile or other electronic means.

(C)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.”

(c)           The second paragraph of Section 3.02 of the Original Indenture is amended by adding the words “(or, if the redemption price is not then determinable, the manner in which it will be determined)” immediately after the words “are to be redeemed” in the second line thereof.

(d)           The fourth paragraph of Section 3.02 of the Original Indenture is amended in its entirety to read as follows:

“At or prior to 11:00 a.m., New York City time, on the redemption date for any Debt Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of and accrued interest on (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) such Registered Securities or any portions thereof that are to be redeemed on that date.”

(e)           The first sentence of the fifth paragraph of Section 3.02 of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“If less than all the 7⅞% Notes are to be redeemed at any time, selection of 7⅞% Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 7⅞% Notes are listed, or, if the 7⅞% Notes are not so listed, on a pro rata basis (or, in the case of 7⅞% Notes in global form, the Trustee will select  7⅞% Notes for redemption based on the Depositary’s method that most nearly approximates a pro rata selection) .”

(f)           The first paragraph of Section 3.03 of the Original Indenture is amended in its entirety to read as follows:

“If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption), and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) the interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue and any original issue discount in the case of Original Issue Discount Debt Securities shall cease to accrue.  On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.”

(g)           Article III of the Original Indenture is amended with respect to the 7⅞% Notes by adding Section 3.06 and Section 3.07 as follows:

“SECTION 3.06.  Optional Redemption.  Except as set forth in this Section 3.06 or in the final paragraph of Section 4.20, the 7⅞% Notes will not be redeemable at the option of the Company prior to their Stated Maturity.  On or after March 1, 2017, the Company may redeem all or any portion of the 7⅞% Notes, upon no less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  The following prices are for 7⅞% Notes redeemed during the 12-month period commencing on March 1 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

The Company may on any one or more occasions prior to March 1, 2017, redeem up to 35% of the aggregate principal amount of the 7⅞% Notes originally issued with the net proceeds of one or more Equity Offerings at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, provided that at least 65% of the aggregate principal amount of the 7⅞% Notes originally issued remains Outstanding after the occurrence of such redemption.  Any such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering upon not less than 30 nor more than 60 days’ prior notice.  The redemption shall be made in accordance with procedures set forth in this Indenture.

At any time prior to March 1, 2017, the Company will be entitled, at its option, to redeem all or any portion of the 7⅞% Notes at a redemption price equal to 100% of the principal amount of the 7⅞% Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.”

SECTION 3.07.  No Mandatory Sinking Fund.  There will be no mandatory sinking fund payments for the 7⅞% Notes.

SECTION 4.                                Amendments to Article IV of the Original Indenture

(a)           Sections 4.07, 4.08 and 4.09 of the Original Indenture shall not be applicable to the 7⅞% Notes.

(b)           Section 4.10 of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“SECTION 4.10.  Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien, other than Permitted Liens, on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the 7⅞% Notes or any Subsidiary Guarantee of such Restricted Subsidiary are secured equally and ratably with, or prior to, any and all other obligations secured by such Lien.”

(c)           Article IV of the Original Indenture is amended with respect to the 7⅞% Notes by adding Sections 4.11 through 4.20, inclusive, as follows:

“SECTION 4.11.  Limitation on Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either:

(a)           after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.25 to 1.0; or

(b)           such Indebtedness is Permitted Indebtedness.

For purposes of determining compliance with this Section 4.11, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (l) of the definition of Permitted Indebtedness, or is entitled to be Incurred pursuant to clause (a) of this Section 4.11, the Company will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.11.

SECTION 4.12.  Limitation on Restricted Payments.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment:

(a)           any Default or Event of Default would have occurred and be continuing;

(b)           the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11; or

(c)           the aggregate amount expended or declared for all Restricted Payments from the Reference Date would exceed the sum of (without duplication):

(1)           50% of the aggregate Consolidated Net Income of the Company accrued during the period (treated as one accounting period) commencing on the Reference Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss),

(2)           the aggregate net cash proceeds, or the Fair Market Value of Property other than cash (provided that, in the case of Property that is Capital Stock, such Capital Stock falls within the meaning of clause (b) of the definition of “Additional Assets”), received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Reference Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof,

(3)           the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Reference Date,

(4)           the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) on or after the Reference Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any conversion or exchange of convertible Indebtedness issued or sold (other than to any Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) prior to the Reference Date, excluding:

(A)           any such Indebtedness issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(B)           the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

(5)           to the extent not otherwise included in the Company’s Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Reference Date in any Person resulting from:

(A)           payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or

(B)           the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of:

(i)           the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and

(ii)           the Fair Market Value of the Company’s and its Restricted Subsidiaries’ interest in such Unrestricted Subsidiary, and

(6)           $30.0 million.

The limitations set forth in the preceding paragraph will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing:

(a)           the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with the preceding paragraph;

(b)           the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans (including employee stock ownership plans but excluding other plans to purchase such Capital Stock in open market transactions, together with, in the case of employee stock ownership plans, loans to such employee stock ownership plans or Investments therein in an amount sufficient to fund such repurchase, redemption or other acquisition or retirement by such plans) approved by the Company’s Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or vesting of restricted stock grants or similar rights if such shares represent all or a portion of the exercise price or are netted out or surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchase, redemptions, acquisitions and retirements (but disregarding any transaction that does not result in the payment of cash by the Company or any Restricted Subsidiary to or on behalf of another Person) shall not exceed the sum of:

(1)             $7.5 million in any twelve-month period, and

(2)             the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

(c)             the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company (other than Disqualified Stock);

(d)           the purchase, redemption, legal defeasance, acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees);

(e)           the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of (i) any other Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness or (ii) Senior Indebtedness, so long as at the time of and after giving effect to such Incurrence, the Company could Incur at least $1.00 of Indebtedness pursuant to clause (a) of Section 4.11 of this Indenture;

(f)           loans, in an aggregate principal amount at any one time outstanding of not more than $2.0 million, made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer) and in compliance with the Sarbanes-Oxley Act of 2002, the net cash proceeds of which are used solely:

(1)           to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

(2)           to refinance loans, together with accrued interest thereon, made pursuant to item (1) of this clause (f).

The actions described in clauses (a) and (b) of this paragraph shall be included in the calculation of the amount of Restricted Payments.  The actions described in clauses (c), (d), (e) and (f) of this paragraph shall be excluded in the calculation of the amount of Restricted Payments, provided that the net cash proceeds from any issuance or sale of Capital Stock or Indebtedness of the Company pursuant to such clause (c), (d) or (e) shall be excluded from any calculations pursuant to clause (2), (3) or (4) under the immediately preceding paragraph.

SECTION 4.13.  [This Section is intentionally omitted.]

SECTION 4.14.  Limitation on Asset Sales.  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a)           the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(b)           all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Permitted Short-Term Investments, Liquid Securities, Exchange Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the 7⅞% Notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, such consideration being defined as “Permitted Consideration”; provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Subsidiary Guarantor), to:

(a)           prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company);

(b)           to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

(c)           purchase 7⅞% Notes or purchase both 7⅞% Notes and one or more series or issues of other Senior Indebtedness on a pro rata basis (excluding 7⅞% Notes and Pari Passu Indebtedness owed to the Company or any of its Affiliates) in accordance with the next paragraph; or

(d)           enter into a bona fide binding contract with a Person other than an Affiliate of the Company to apply the Net Available Cash pursuant to clause (b) above, provided that such binding contract shall be treated as a permitted application of the Net Available Cash from the date of such contract until the earlier of

(1)             the date on which such reinvestment is consummated, and

(2)             the 90th day following the expiration of the 365-day period referred to in the next following sentence.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (a “Prepayment Offer”) to purchase 7⅞% Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds at a purchase price equal to 100% of the principal amount of such 7⅞% Notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including proration in the event of oversubscription) set forth in this Indenture, but, if the terms of any other Senior Indebtedness require that a Senior Indebtedness Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Senior Indebtedness Offer in accordance with the aggregate Outstanding principal amounts of the 7⅞% Notes and such other Senior Indebtedness, and the aggregate principal amount of 7⅞% Notes for which the Prepayment Offer is made shall be reduced accordingly.  If the aggregate principal amount of 7⅞% Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the 7⅞% Notes tendered and the Trustee will select the 7⅞% Notes to be purchased in accordance with this Indenture.  To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of 7⅞% Notes have been given the opportunity to tender their 7⅞% Notes for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the 7⅞% Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the 7⅞% Notes (the “Prepayment Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the 7⅞% Notes to make an informed decision with respect to the Prepayment Offer.  The Prepayment Offer Notice will state, among other things:

(a)           that the Company is offering to purchase 7⅞% Notes pursuant to the provisions of this Indenture;

(b)           that any 7⅞% Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date;

(c)           that any 7⅞% Notes (or portions thereof) not properly tendered will continue to accrue interest;

(d)           the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Purchase Date”);

(e)           the aggregate principal amount of 7⅞% Notes to be purchased;

(f)           a description of the procedure that Holders of 7⅞% Notes must follow in order to tender their 7⅞% Notes for payment; and

(g)           all other instructions and materials necessary to enable Holders to tender 7⅞% Notes pursuant to the Prepayment Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 7⅞% Notes as described above.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

SECTION 4.15.  Covenant Termination.  If at any time (a) the rating assigned to the 7⅞% Notes by each of S&P and Moody’s is an Investment Grade Rating and (b) no Default has occurred and is continuing, the Company and its Restricted Subsidiaries will no longer be subject to the covenants set forth in Sections 4.11, 4.12, 4.14, 4.16, 4.17 and 4.18, and clause (d) of Section 10.01.  After these certain covenants have terminated pursuant to this Section 4.15, the Company may not designate any Subsidiary of the Company as an Unrestricted Subsidiary.

SECTION 4.16.  Limitation on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary), unless:

(a)           such transaction is set forth in writing;

(b)           such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

(c)           with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of:

(1)             $15.0 million but less than $25.0 million, the Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee, or

(2)             $25.0 million,

(A)           the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary, and

(B)           such Board of Directors (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

    The preceding limitations of this Section 4.16 do not apply to:

(a)           the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

(b)           indemnities of officers and directors of the Company or any Subsidiary consistent with such Person’s charter, bylaws and applicable statutory provisions;

(c)           any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and employee stock purchase and ownership plans approved by the Board of Directors of the Company;

(d)           loans made in compliance with the Sarbanes-Oxley Act of 2002:

(1)             to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company, the net proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

(2)             to refinance loans, together with accrued interest thereon, made pursuant to this clause (d);

(e)           advances and loans made in compliance with the Sarbanes-Oxley Act of 2002 to officers, directors and employees of the Company or any Subsidiary in the ordinary course of business (including, without limitation, non-cash loans for the purchase of joint interests in exploratory and developmental oil and gas prospects or other similar ventures offered by the Company), provided such loans and advances (excluding loans or advances made pursuant to the preceding clause (d)) do not exceed $2.0 million at any one time outstanding;

(f)           any Restricted Payment permitted to be paid pursuant to Section 4.12;

(g)           any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock of any such

Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary); and

(h)           any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

SECTION 4.17.  Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to:

(a)           pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary;

(b)           make loans or advances to the Company or any other Restricted Subsidiary; or

(c)           transfer any of its Property to the Company or any other Restricted Subsidiary.

Such limitation will not apply:

(1)             with respect to clauses (a), (b) and (c), to encumbrances and restrictions:

(A)           in agreements and instruments (including any Bank Credit Facilities) as in effect on the Issue Date,

(B)           relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary, or

(C)           that result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (c)(1)(A) or (B) above or clause (c)(2)(A) or (B) below, provided that such encumbrance or restriction is not materially less favorable to the Holders of 7⅞% Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended, as determined in good faith by the Board of Directors of the Company and,

(2)           with respect to clause (c) only, to:

(A)           restrictions pursuant to Liens permitted to be Incurred and secured without also securing the 7⅞% Notes under Section 4.10 and that limit the right of the debtor to dispose of the Property subject to such Lien,

(B)           any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition,

(C)           customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, and

(D)           customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

SECTION 4.18.  Future Subsidiary Guarantors.  The Company shall cause each Restricted Subsidiary (except an Exempt Foreign Subsidiary) that:

(a)           Incurs Indebtedness or issues Preferred Stock following the Issue Date; or

(b)           has Indebtedness or Preferred Stock outstanding on the date on which such Restricted Subsidiary becomes a Restricted Subsidiary,

to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee pursuant to Section 14.06 at the time such Restricted Subsidiary Incurs such Indebtedness or becomes a Restricted Subsidiary; provided, however, that such Restricted Subsidiary shall not be required to deliver a supplemental indenture providing for a Subsidiary Guarantee if the aggregate amount of such Indebtedness or Preferred Stock, together with all other Indebtedness and Preferred Stock then outstanding among Restricted Subsidiaries (including Exempt Foreign Subsidiaries) that are not Subsidiary Guarantors, is less than $10.0 million.

Any Subsidiary Guarantor that no longer has any outstanding Indebtedness or Preferred Stock or that again qualifies as an Exempt Foreign Subsidiary shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture in form satisfactory to the Trustee.

SECTION 4.19.  Restricted and Unrestricted Subsidiaries.  Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph.  The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if:

(a)           such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

(b)           such Subsidiary does not at such time have any Indebtedness or other obligations that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary; and

(c)           (1)           such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary,

(2)             the Subsidiary to be so designated has total assets of $1,000 or less, or

(3)             if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company’s direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.12.

Except as provided in the immediately preceding sentence, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.  The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.  Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Section 4.19 shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture in form satisfactory to the Trustee.

SECTION 4.20.  Change of Control.  Upon the occurrence of a Change of Control, each Holder of 7⅞% Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof) of such Holder’s 7⅞% Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash (a “Change of Control Payment”) equal to 101% of the principal amount of the 7⅞% Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, the Company shall:

(a)           cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b)           send, by first-class mail, with a copy to the Trustee, to each Holder of 7⅞% Notes, at such Holder’s address appearing in the Debt Security Register, a notice stating, among other things:

(1)             that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all 7⅞% Notes (or portions thereof) properly tendered will be accepted for payment,

(2)             the Change of Control Payment and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the Company mails such notice (the “Change of Control Payment Date”),

(3)             that any 7⅞% Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

(4)             that any 7⅞% Note (or portions thereof) not properly tendered will continue to accrue interest,

(5)             a description of the transaction or transactions constituting the Change of Control,

(6)             the procedures that the Holders of the 7⅞% Notes must follow in order to tender their 7⅞% Notes (or portions thereof) for payment and the procedures that Holders of 7⅞% Notes must follow in order to withdraw an election to tender 7⅞% Notes (or portions thereof) for payment, and

(7)             all other instructions and materials necessary to enable Holders to tender 7⅞% Notes pursuant to the Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 7⅞% Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.20 by virtue of such compliance.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.20 applicable to a Change of Control Offer made by the Company and purchases all 7⅞% Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption of all Outstanding 7⅞% Notes has been given pursuant to Section 3.02, unless and until there is a default in payment of the applicable redemption price.

The provisions of this Section 4.20 related to the obligation of the Company to make an offer to repurchase the Notes as a result of a Change of Control may be waived or amended, at any time prior to the occurrence of such Change of Control, with the consent (evidenced as provided in Section 8.01) of the Holders of a majority in principal amount of the Notes.

In the event that Holders of not less than 90% of the aggregate principal amount of the Outstanding 7⅞% Notes accept a Change of Control Offer and the Company (or a third party as described above) purchases all of the 7⅞% Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer referred to above, to redeem all of the 7⅞% Notes that remain Outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the 7⅞% Notes that remain Outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).”

SECTION 5.                                Amendments to Article V of the Original Indenture.  Section 5.03 of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and, upon their request, Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.  To the extent such reports are available to the public via the SEC’s EDGAR system, they will be deemed as being provided to the Trustee on the date they become available.  Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Company agrees that, for so long as any 7⅞% Notes are Outstanding, if at any time it is not required to file with the SEC the reports described in the preceding paragraph of this Section 5.03, it will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

SECTION 6.                                Amendments to Article VI of the Original Indenture

(a)           Sections 6.01(a) and 6.01(b) of the Original Indenture are amended with respect to the 7⅞% Notes by deleting in each the phrase “,whether or not such payment may have been prohibited by Article XII, if applicable;”.

(b)           Section 6.01(e) of the Original Indenture is amended with respect to the 7⅞% Notes by deleting the number “60” and substituting the number “30” in its place.

(c)           Section 6.01(f) of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows: “(f) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money in an aggregate amount greater than $25.0 million (other than Non-recourse Purchase Money Indebtedness) that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice as provided in this Indenture; or”.

(d)           Sections 6.01(g) and 6.01(h) of the Original Indenture are amended with respect to the 7⅞% Notes by deleting each reference to “Restricted Subsidiary” and “Restricted Subsidiaries” therein and substituting “Significant Subsidiary” or “Significant Subsidiaries”, respectively, in its place.

(e)           Section 6.01 of the Original Indenture is amended with respect to the 7⅞% Notes by adding the following provisions after clause (i) of the first paragraph thereof:

“(j)           one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $25.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; or

(k)           a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.”

(f)           Section 6.01 of the Original Indenture is amended by adding the following sentence to the end of the first paragraph thereof:  “Notwithstanding anything to the contrary herein, if an Event of Default described under clause (g) or (h) of this paragraph shall occur, the principal amount of all Debt Securities of any series then Outstanding will automatically, and without any action by the Trustee or any Holder, become immediately due and payable.”

(g)           Article VI of the Original Indenture is amended by adding Section 6.09 as follows:

“SECTION 6.09.  Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.”

SECTION 7.                                Amendments to Articles VII and VIII of the Original Indenture

(a)           Section 7.08 of the Original Indenture is amended by deleting the number “25%” in the fourth paragraph thereof and substituting “10%” in its place.

(b)           Section 8.01 of the Original Indenture is amended by deleting “or” in the penultimate line of such Section and adding at the end thereof the following: “or (d) in the case of Debt Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.”

SECTION 8.                                Amendments to Article IX of the Original Indenture

(a)           Section 9.01 of the Original Indenture is amended with respect to the 7⅞% Notes by (i) adding the words “in any material respect” to the end of the final clause of paragraph (c) thereof, (ii) deleting the word “and” from the end of clause (j) of the first paragraph thereof, (iii) substituting a “;” for the “.” at the end of clause (k) of the first paragraph thereof and (iv) adding the following provisions to the end of the first paragraph thereof:

“(l)           to provide for uncertificated 7⅞% Notes in addition to or in place of certificated 7⅞% Notes;

(m)           to make any change that does not adversely affect the rights of any Holder of 7⅞% Notes in any material respect; provided, however, that any change to this Indenture to conform it to the “Description of notes” section of the Offering Memorandum shall not be deemed to adversely affect such rights;

(n)           to add or remove any Subsidiary Guarantors pursuant to the procedures set forth herein; and

(o)           to provide for the issuance pursuant to an exemption from registration under the Securities Act of additional Debt Securities of a series after the original date of issuance of such series; provided that such additional Debt Securities bear appropriate legends and have the benefit of registration rights; provided, further, that the supplemental indenture pursuant to which such series was established provides for the issuance of additional Debt Securities of such series pursuant to an exemption from registration under the Securities Act.”

(b)           Section 9.01 of the Original Indenture is further amended by adding the words “in the Trustee’s opinion” immediately after the word “which” and immediately before the words “affects the Trustee’s own rights” in the first sentence of the second paragraph of Section 9.01.

(c)           Section 9.02 of the Original Indenture is amended with respect to the 7⅞% Notes by (w) changing the word “extend” to “change” in clause (iii) of the first paragraph thereof, (x) deleting the word “or” from the end of clause (vii) of the first paragraph thereof, (y) deleting the “.” at the end of clause (viii) of the first paragraph thereof and (z) by adding the following provisions to the end of the first paragraph thereof:

“; (ix) reduce the relative ranking of any 7⅞% Notes; (x) at any time after a Change of Control has occurred, change the repurchase price or the time at which the Change of Control Offer relating thereto must be made or at which the 7⅞% Notes must be repurchased pursuant to such Change of Control Offer or (xi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Debt Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debt Securities or any Subsidiary Guarantee.”

(d)           Section 9.02 of the Original Indenture is further amended by adding the words “in the Trustee’s opinion” immediately after the third occurrence of the word “Indenture” and immediately before the words “adversely affects the Trustee’s own rights” in the first sentence of the third paragraph of Section 9.02.

(e)           Article IX of the Original Indenture is amended by adding Section 9.05 as follows:

“SECTION 9.05.  Payment for Consent.  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Debt Securities of a series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debt Securities of such series unless such consideration is offered to be paid to all Holders of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.”

(f)           The first sentences of both Section 9.01 and 9.02 of the Original Indenture are amended with respect to the 7⅞% Notes by adding the words “any Subsidiary Guarantors” immediately before the words “and the Trustee.”

SECTION 9.                                Amendments to Article X of the Original Indenture

(a)           Section 10.01 of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“SECTION 10.01.  Consolidations and Mergers of the Company.  The Company shall not consolidate with or merge with or into any Person, or sell, transfer, lease or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Property of the Company and the Restricted Subsidiaries taken as whole, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the 7⅞% Notes, this Indenture and any applicable Registration Rights Agreement still in effect;

(b)           in the case of a disposition of all or substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole, such Property shall have been so disposed of, as an entirety or virtually as an entirety to one Person;

(c)           immediately after giving effect to such transaction (and treating, for purposes of this clause (c) and clause (d) below, any Indebtedness that becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(d)           either:

(1)           the Successor Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in clause (a) of Section 4.11; or

(2)           immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Consolidated Interest Coverage Ratio of the Successor Company will be equal to or greater than the Consolidated Interest Coverage Ratio of the Company immediately before such transaction; and

(e)           the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (d) will not be applicable to (1) a Restricted Subsidiary consolidating with, merging with or into or selling, transferring, leasing or otherwise disposing of all or substantially all its Property to the Company or a Subsidiary Guarantor that is a Wholly Owned Subsidiary or (2) the Company merging with or into an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.”

(b)           Section 10.02 of the Original Indenture is amended by deleting the period at the end of the first sentence of the first paragraph thereof and by substituting the following in its place:

“; provided, however, that in the case of a lease of all or substantially all of the Company’s Property, the Company shall not be released from any of the obligations or covenants under this Indenture, including the obligation to pay the principal of and interest on the Debt Securities.”

SECTION 10.                                Applicability of and Amendments to Article XI of the Original Indenture

(a)           Article XI of the Original Indenture shall be applicable to the 7⅞% Notes.

(b)           Section 11.02(b) of the Original Indenture is superseded with respect to the 7⅞% Notes by the following provisions:

“(b) Subject to Sections 11.02(c) and 11.03, the Company at any time may terminate (i) all its obligations under the 7⅞% Notes and this Indenture with respect to the 7⅞% Notes (“legal defeasance option”) or (ii) its obligations under

Sections 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 10.01(d), the operation of Sections 6.01(d) (to the extent relating to Section 10.01(d)), 6.01(e) (to the extent relating to Sections 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20), 6.01(f), 6.01(g) (to the extent relating to Significant Subsidiaries), 6.01(h) (to the extent relating to Significant Subsidiaries), 6.01(j) and 6.01(k) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the 7⅞% Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the 7⅞% Notes may not be accelerated because of an Event of Default specified in Sections 6.01(d) and 6.01(e) (with respect to the provisions of Articles IV and X referred to in the immediately preceding paragraph), Section 6.01(f), Sections 6.01(g) and 6.01(h) (in each case to the extent relating to Significant Subsidiaries), and Sections 6.01(j) and 6.01(k).  If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.”

(c)           Section 11.02(c) of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“(c)           Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.08, 7.10, 11.05, 11.06 and 11.07 shall survive until the 7⅞% Notes have been paid in full.  Thereafter, the Company’s obligations in Sections 7.06, 11.05 and 11.06 shall survive.”

(d)           Section 11.03(a) of the Original Indenture is amended in its entirety with respect to the 7⅞% Notes to read as follows:

“(a) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders of the Debt Securities of such series, money or U.S. Government Obligations, or a combination thereof, that, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Debt Securities of such series at the Stated Maturity thereof or on earlier redemption in accordance with the terms of the Indentures and the Debt Securities of such series;”

(e)           Section 11.03(c) of the Original Indenture is amended by deleting each instance of the number “91” and substituting “123” in its place.

(f)           Section 11.03(g)(ii) of the Original Indenture is amended by deleting the words “date of this Indenture” and substituting the words “Issue Date” in their place.

(g)           Section 11.07 of the Original Indenture is amended by deleting the “.” at the end thereof and by substituting the following in its place:

“; provided, however, that, if the Company has made any payment of interest on or principal of any Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or U.S.  Government Obligations held by the Trustee or paying agent.”

SECTION 11.                                Inapplicability of Article XII of the Original Indenture

Article XII of the Original Indenture shall not be applicable to the 7⅞% Notes.  The Notes shall be Senior Indebtedness of the Company, and the Subsidiary Guaranties shall be Senior Indebtedness of each Subsidiary Guarantor.

SECTION 12.                                Subsidiary Guaranties

(a)           The Original Indenture is amended with respect to the 7⅞% Notes by deleting the proviso to Section 2.03(20) and adding Article XIV as follows:

“ARTICLE XIV

Subsidiary Guaranties

SECTION 14.01.  Subsidiary Guaranties.  Each Subsidiary Guarantor hereby unconditionally Guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the 7⅞% Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the 7⅞% Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the 7⅞% Notes (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article XIV notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any Default under the 7⅞% Notes or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the 7⅞% Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the 7⅞% Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other Guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Upon the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor (other than to the Company or an Affiliate thereof) in compliance with Section 4.14, such Subsidiary Guarantor shall be released from all obligations under its Subsidiary Guarantee.  Except as expressly set forth in this Section 14.01 and Sections 4.18, 4.19 and 11.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the 7⅞% Notes or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 14.01.

SECTION 14.02.  Contribution.  Each of the Company and any Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01(n), the determination of indemnification amounts shall be based upon net worth on the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor.)

SECTION 14.03.  Successors and Assigns.  This Article XIV shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the 7⅞% Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 14.04.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIV at law, in equity, by statute or otherwise.

SECTION 14.05.  Modification.  No modification, amendment or waiver of any provision of this Article XIV, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 14.06.  Execution of Supplemental Indenture for Future Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.18 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XIV and shall Guarantee the Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.”

(b)           Opco shall guarantee the 7⅞% Notes in accordance with the provisions of Article XIV of the Original Indenture.

SECTION 13.                                Governing Law.  This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.  The Trustee, the Company and each of the Subsidiary Guarantors agree to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in New York City in any action or proceeding arising out of or relating to the Indenture or the 7⅞% Notes.

SECTION 14.                                Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.  This Second Supplemental Indenture may be executed by facsimile or other electronic transmission.

SECTION 15.                                Trustee Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the 7⅞% Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and Opco, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the 7⅞% Notes.  The Trustee shall not be accountable for the use or application by the Company of the 7⅞% Notes or the proceeds thereof.

SECTION 16.                                Supplemental Indenture Controls.  In the event there is any conflict or inconsistency between the Original Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

SWIFT ENERGY COMPANY
By:	/s/ Bruce H. Vincent
Name:	Bruce H. Vincent
Title:	President and Secretary
By:	/s/ Alton D. Heckaman, Jr.
Name:	Alton D. Heckaman, Jr.
Title:	Executive Vice President and Chief Financial Officer

SWIFT ENERGY OPERATING, LLC
By:	/s/ Bruce H. Vincent
Name:	Bruce H. Vincent
Title:	President and Secretary
By:	/s/ Alton D. Heckaman, Jr.
Name:	Alton D. Heckaman, Jr.
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President